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EX-23.2

                               CONSENT OF KPMG LLP

               EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        To the Board of Directors
        Advanced Energy Industries, Inc.:

        We consent to the use of our report dated January 16, 1998 with respect to the consolidated statements of income, changes in shareholders' equity and cash flows of RF Power Products, Inc. and subsidiary, currently known as Advanced Energy Voorhees, Inc., for the year ended November 30, 1997 and the related schedule (not separately presented herein), which report appears in the annual report on Form 8-K of Advanced Energy Industries, Inc. dated September 15, 2000. We also consent to incorporation by reference of such report in the registration statements (Nos. 333-79425 and 333-79429) on Form S-8 and the registration statements (Nos. 333-87455, 333-87459 and 333-90469) on
        Form S-3 of Advanced Energy Industries, Inc.


        KPMG LLP

        Philadelphia, Pennsylvania
        September 15, 2000



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